SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Bexil Investment Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PO Box 43131
Providence, RI 02940-3131

ACTION NEEDED

We have been trying to get in touch with you regarding an important matter pertaining to your investment in Bexil Investment Trust (BXSY).

It is critical that we speak to you regarding this matter prior to the shareholder meeting on October 8, 2026.  The call will only take a few moments of your time.

Please contact us toll-free at 1 (877) 568-5022 during the following hours of operation:

●
Monday – Friday: 10:00 a.m. to 11:00 p.m. ET
●
Saturday: 12:00 p.m. to 6:00 p.m. ET

At the time of the call, please use the Reference Number listed above.

Thank you in advance for your participation.

This letter was sent by Georgeson LLC, an approved service provider of Bexil Investment Trust.